Exhibit 15.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of TuanChe Limited on Form F-1 of our report dated March 28, 2024, which includes an explanatory paragraph as to TuanChe Limited’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of TuanChe Limited as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023, which report appears in the Prospectus, which is part of this Registration Statement. We were dismissed as auditors on July 8, 2024 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

Marcum Asia CPAs LLP

Beijing, China

December 26, 2024

BEIJING OFFICE • Units 06-09 • 46th Floor • China World Tower B • No. 1 Jian Guo Men Wai Avenue • Chaoyang District • Beijing • 100004 Phone 8610.8518.7992 • Fax 8610.8518.7993 • www.marcumasia.com